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                                                                   EXHIBIT 10.41

                                  AMENDMENT TO

                             MACROVISION CORPORATION

                             KEY EMPLOYEE AGREEMENT

                                       FOR

                               MATTHEW CHRISTIANO

      Macrovision Corporation, a Delaware corporation, and Matthew Christiano ("you") entered into a Key Employee Agreement, dated August 31, 2000, (the "Agreement") setting forth the terms of your employment with Macrovision Corporation, a Delaware corporation ("MVSN"), and Globetrotter Software, Inc., a wholly-owned Delaware subsidiary of MVSN ("Globetrotter"). Pursuant to Section 12 of the Agreement, the parties hereto amend the Agreement, effective June 21, 2002, as set forth below:

      1. Section 1 of the Agreement is amended in its entirety to read as follows:

      1. DUTIES. During the remaining term of your employment under this Agreement, and subject to the terms and conditions contained in this Agreement, you will make and hold yourself available at reasonable times and upon reasonable notice as mutually agreed from time to time for consultation on matters relating to the Globetrotter business with MVSN's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, with the general manager of Globetrotter, and with such other persons as any of the foregoing individuals may direct, including employees, customers and vendors of Globetrotter. Notwithstanding the above, you will not be required to relocate your principal office to any location outside a 20-mile radius from your current principal office located at 2830 De la Cruz Blvd., Santa Clara, California.

      2. Section 3 of the Agreement shall be deleted in its entirety and amended to read as follows:

      3.    [Intentionally omitted]

      3. Subsection (a) of Section 4 of the Agreement is amended to read as follows:

            (a) For the period from July 1, 2002 through the end of the Employment Period (August 31, 2003), you shall receive an annual salary of $185,000 (or a prorated portion thereof for partial years) payable twice monthly by Globetrotter through our normal payroll process. Through the end of the Employment Period, you will also be entitled to participate, to the extent eligible, in medical, dental, disability, vacation, 401(k), life insurance, and other fringe benefits comparable to those currently provided by MVSN to its senior executives, with the exception of the EIP bonus plan.

      4.    Subsection (b) of Section 4 of the Agreement is hereby deleted.

      5. Subsection (a) of Section 6 of the Agreement is hereby amended to read in its entirety as follows:

      (a) MVSN may terminate your employment hereunder at any time for your material breach of any of the provisions of this Agreement, and, if such breach is capable of being cured, your failure to cure such breach as soon as practicable, but in any event within 30 days of receipt of written notice thereof from MVSN. A termination

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            pursuant to this Section 6(a) shall take effect immediately upon the giving of notice contemplated hereby (subject to any applicable cure period).

      6. Subsection (b) of Section 6 of the Agreement is hereby deleted and amended in its entirety to read as follows: "(b) Intentionally Omitted."

      7. The first introductory phrase of Subsection (a) of Section 7 of the Agreement is hereby deleted and amended to read in its entirety as follows: "(a) Upon the effective date of a termination of your employment pursuant to Section 6 (a) of this Agreement,..."

      8. Subsections (b) and (c) of Section 7 of the Agreement are hereby deleted.

      9. All other provisions of the Agreement shall remain in full force and effect, without change, except that Section 10 shall apply only to Inventions which were developed or acquired during the time of the Employment Period through the date of this Amendment and, with respect to Inventions relating to
(i) the supply of electronic licensing, license management, electronic software distribution, or software metering technology for B2B or B2C applications to software vendors and (ii) the supply of software asset management products to corporate end users, through December 31, 2002.

      10.   The parties hereto also agree as follows:

      10.1 You shall be entitled to keep, and MVSN and Globetrotter hereby transfer to you, your personal office computer, known as "pinball" and such other MVSN and Globetrotter equipment as you currently have at your residence, which the parties understand to be one or two other personal computers, an old fax machine, an old answering machine and the like, except that you shall return to Globetrotter any computers you have at your residence that were used for porting FLEXlm from time to time.

      10.2 You and your spouse Sallie Calhoun shall be entitled to continue to use e-mail addresses "MATT@GLOBES.COM" and "SALLIE@GLOBES.COM" for so long as MVSN continues to maintain the globes.com domain name. In the event that MVSN determines to discontinue maintaining the globes.com domain name, you shall be given a right of first refusal to acquire such domain name from MVSN for a period of 30 days for the sum of $1.00 before MVSN ceases to use it or offers it to any other person.

      10.3 You, MVSN and Globetrotter agree to the following release provisions:

      (a) In exchange for the property, agreements and other consideration described above, and the mutual releases contained herein, you release MVSN, Globetrotter and their stockholders, subsidiaries, directors, employees, agents, attorneys, legal successors and assigns (collectively, the "MVSN Indemnified Parties")of and from any and all claims, actions and causes of action, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, disclosed and undisclosed, which you now have, or at any time had, or may have against the MVSN Indemnified Parties based upon or arising out of your employment by MVSN and/or Globetrotter and MVSN's determination not to extend your employment beyond August 31, 2003, including the changes being made to your compensation, position and duties, occurring or existing at any time to and including the date hereof. This release specifically includes, but is not limited to, any claims for compensation or benefits under the Agreement or apart from the Agreement; any claims for wages, benefits, wrongful termination, breach of contract, defamation, fraud, misrepresentation; any claims of discrimination based upon national origin, race, color, religion, age, sex, marital status, handicap, medical condition or other discrimination under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967 as amended by the Older Workers Benefit Protection Act, the Americans With Disabilities Act, the California Fair Employment and Housing Act, or any other applicable law; including but not limited to tort law; contract law; wrongful discharge; discrimination; harassment;

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fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing, and any claims arising under and/or violations of any statutes, rules, regulations or ordinances whether federal, state or local. This release does not include any claims or causes of action that you may have in your capacity as a shareholder or director of MVSN or in any other capacity, other than your employment by MVSN and/or Globetrotter, nor does this release alter or adversely effect your right to indemnification from MVSN or Globetrotter for activities as an employee or director or in connection with the Rainbow litigation.

      (b) In exchange for the agreements and other consideration described above, and the mutual releases contained herein, MVSN and Globetrotter release you and your agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, disclosed and undisclosed, which they now have, or at any time had, or may have against you or any of such other persons based upon or arising out of your employment by MVSN and/or Globetrotter.

      (c) You acknowledge and agree that you were provided 21 days to consider these release provisions and to consult with legal counsel and have the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and have been encouraged to do so. To the extent that you have taken less than 21 days to consider these release provisions, you acknowledge that you have had sufficient time to consider this agreement and to consult with counsel and that you did not desire or need additional time.

      (d) You may revoke these release provisions as they relate to a release of age discrimination claims for a period of seven calendar days following your execution of this Agreement. The revocation must be in writing, must specifically revoke this agreement, and must be directed to Ian Halifax at MVSN, 2830 De La Cruz Blvd, Santa Clara, California 95050, or faxed to him at facsimile number 408-743-8610. You understand that the release described in these paragraphs (a) through (f) will not become effective until the seven-day period has expired without revocation and that MVSN and Globetrotter shall have no obligation to tender to you the consideration for such release until the seven-day period has expired without revocation.

      (e) You represent that you have not filed any notice, complaint or charges against MVSN or Globetrotter, and MVSN and Globetrotter represent that they have not filed any notice, complaint or charges against you, with any local, state or federal court or agency based upon events occurring prior to the date of execution of these release provisions. You agree that you will not, in the future, file any proceeding or lawsuit against MVSN or Globetrotter, and MVSN and Globetrotter agree that they will not, in the future, file any proceeding or lawsuit against you, in any local, state or federal court or agency with respect to any matter released under this agreement.

      (f) YOU, MVSN AND GLOBETROTTER UNDERSTAND THAT THESE RELEASE PROVISIONS INCLUDE A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS BASED UPON OR ARISING OUT OF YOUR EMPLOYMENT BY MVSN AND OR GLOBETROTTER AND MVSN. You, MVSN and Globetrotter acknowledge that you and they have read and understand Section 1542 of the California Civil Code, which reads as follows:

      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

      You, MVSN and Globetrotter hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of claims specified above.

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         IN WITNESS WHEREOF, the parties hereto have execute this Agreement.


                                        MACROVISION CORPORATION



                                        By  /s/ W. A. Krepick
                                           -------------------------------------
                                            Name: William Krepick
                                            Title: President/CEO

                                        /s/ Matthew Christiano
                                        ----------------------------------------
                                        MATTHEW CHRISTIANO

ACCEPTED AND AGREED TO:


GLOBETROTTER SOFTWARE, INC.

By  /s/ W. A. Krepick
   ------------------------------
    Name: William Krepick
    Title: CEO





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